UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 12, 2019

JIN WAN HONG INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-197724	30-0809134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1101, Block E, Guang Hua Yuan, 2031 Bin He Nan Road

FuTian District, Shenzhen City, China

(Address of principal executive offices)(Zip Code)

+ 86 189-4831-9148

(Registrant’s telephone number)

 ______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On July 12, 2019, Jin Wan Hong International Holdings Limited (the “Company”) notified Jorgensen & Co. of its dismissal as the Company’s independent registered public accounting firm effective as of that date. The decision to change independent registered public accounting firms was approved by the Company’s Board of Directors. The Company provided Jorgensen & Co. with a copy of the disclosures it is making in response to this Item, and Jorgensen & Co. has furnished the Company with a letter addressed to the Commission stating that it agrees with the statements made by the Company herein.

Jorgensen & Co. did not issue an audit report on the financial statements of the Company as of any date or for any period. During the time Jorgensen & Co. served as the Company’s independent registered public accounting firm there were no disagreements with Jorgensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jorgensen & Co., would have caused Jorgensen & Co. to make reference in connection with its opinion (had it issued one) to the subject matter of the disagreement.

(b) Engagement of New Independent Registered Public Accounting Firm.

On July 12, 2019 the Company selected Prager Metis CPAs, LLC as its new independent registered public accounting firm. The decision to engage Prager Metis CPAs, LLC as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors. Prager Metis CPAs, LLC served as the independent registered public accounting firm, of Shenzhen Qianhai Jinwanhong Industrial Co., Ltd., having rendered an audit opinion on the Shenzhen Qianhai Jinwanhong Industrial Co., Ltd.’s financials for the years ended June 30, 2017, and 2018.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following document is filed as an Exhibit:

Exhibit	Description
16.1	Letter from Jorgensen & Co. to the Securities and Exchange Commission dated July 12, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jin Wan Hong International Holding Limited

Date: July 12, 2019	By:	/s/ Teng Fei Ma
Teng Fei Ma
CEO, CFO

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